Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $29.1 Million

for the Second Quarter of 2024

Second Quarter 2024 Highlights

•	Net income of $29.1 million, or $1.72 per diluted share

•	Net interest income up $1.5 million, or nearly 3% from the prior quarter, an 11% annualized growth rate

•	Adjusted NIM (TEY)(non-GAAP) expanded by 2 basis points from the prior quarter

•	Noninterest income up $4.0 million, or 15% from the prior quarter

•	Continued strong capital markets revenue of $17.8 million

•	Well-controlled noninterest expenses of $49.9 million, down $0.8 million, or nearly 2% from the prior quarter

•	Tangible book value (non-GAAP) per share growth of $1.72, or 15% annualized

Moline, IL, July 24, 2024 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced quarterly net income of $29.1 million and diluted earnings per share (“EPS”) of $1.72 for the second quarter of 2024, compared to net income of $26.7 million and diluted EPS of $1.58 for the first quarter of 2024.

Adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) for the second quarter of 2024 were $29.3 million and $1.73, respectively. For the first quarter of 2024, adjusted net income (non-GAAP) was $26.9 million and adjusted diluted EPS (non-GAAP) was $1.59. For the second quarter of 2023, both net income and adjusted net income (non-GAAP) were $28.4 million, and both diluted EPS and adjusted diluted EPS (non-GAAP) were $1.69.

	For the Quarter Ended
	June 30,	March 31,	June 30,
$ in millions (except per share data)	2024	2024	2023
Net Income	$29.1	$26.7	$28.4
Diluted EPS	$1.72	$1.58	$1.69
Adjusted Net Income (non-GAAP)*	$29.3	$26.9	$28.4
Adjusted Diluted EPS (non-GAAP)*	$1.73	$1.59	$1.69

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these adjusted measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We delivered outstanding second quarter results, highlighted by expanded net interest margin and growth in net interest income. We also had another quarter of strong capital markets revenue and well-controlled expenses,” said Larry J. Helling, Chief Executive Officer. “In addition, we maintained our excellent asset quality and further strengthened our capital levels.”

Net Interest Income Grew 3% and Margin Expanded

Net interest income for the second quarter of 2024 totaled $56.2 million, an increase of $1.5 million from the first quarter of 2024, driven by an expanded margin and strong loan growth. Loan discount accretion was $268 thousand during the second quarter, a decrease of $95 thousand from the prior quarter.

Net interest margin (“NIM”) was 2.82% and NIM on a tax-equivalent yield (“TEY”) basis (non-GAAP) was 3.27% for the second quarter, as compared to 2.82% and 3.25% for the prior quarter, respectively. Adjusted NIM TEY (non-GAAP) of 3.26%, represented an increase of 2 basis points from 3.24% for the first quarter of 2024.

“Our adjusted NIM, on a tax equivalent yield basis, expanded by 2 basis points from the first quarter to 3.26% and was at the upper end of our guidance range,” said Todd A. Gipple, President and Chief Financial Officer. “The increase was due to a combination of higher loan yields and moderating deposit costs. Notably, the shift in our deposit composition has stabilized as our noninterest-bearing deposits remained steady combined with modest changes in our interest-bearing and core time deposits. Looking ahead, we anticipate further growth in net interest income and are guiding to a third quarter adjusted NIM TEY (non-GAAP) in a range of static to up 5 basis points.”

Strong Noninterest Income Including $17.8 Million of Capital Markets Revenue

Noninterest income for the second quarter of 2024 totaled $30.9 million, up from $26.9 million in the first quarter of 2024. The Company generated $17.8 million of capital markets revenue in the quarter, as compared to $16.5 million in the prior quarter. Wealth management revenue was $4.3 million for the quarter, a slight increase from the first quarter of 2024 and up just over 26% on an annualized basis year-to-date. Additionally, the Company realized income of $2.2 million from bank owned life insurance policy proceeds received during the second quarter of 2024.

“Our capital markets revenue was strong again in the second quarter as our low-income housing tax credit (“LIHTC”) lending and revenue from swap fees continues to benefit from the strong demand for affordable housing,” added Mr. Gipple. “Our LIHTC lending and capital markets revenue pipelines remain healthy. In addition, our wealth management business is wellpositioned for further growth as we continue to add new clients and expand geographically into our Southwest Missouri and Central Iowa markets.”

Well-Controlled Noninterest Expenses of $49.9 Million

Noninterest expense for the second quarter of 2024 totaled $49.9 million, compared to $50.7 million for the first quarter and $49.7 million for the second quarter of 2023. The linked-quarter decrease was primarily due to lower salaries and employee benefits and lower loan/lease expense, partially offset by higher professional and data processing expense. This created positive operating leverage and contributed to a 500 basis point reduction in the Company’s efficiency ratio (non-GAAP) which improved to 57% in the second quarter.

Solid Deposit Levels

During the second quarter of 2024, the Company’s total deposits decreased modestly by $42.1 million, or less than 1%, to $6.8 billion. “Year-to-date, we have grown total deposits by $250.7 million, or 7.7% on an annualized basis, reflecting our ongoing commitment to expanding our market share and establishing new relationships within the communities we serve,” added Mr. Helling.

Total uninsured and uncollateralized deposits remain very low at 18% of total deposits as of the end of the second quarter of 2024, as compared to 20% as of the end of the first quarter of 2024. The Company maintained approximately $3.1 billion of available liquidity sources as of June 30, 2024, which included $1.2 billion of immediately available liquidity.

Continued Loan Growth

During the second quarter of 2024, the Company’s total loans and leases grew $206.1 million to $6.9 billion. At quarter end, the Company held $243.2 million of LIHTC loans as loans held for sale in anticipation of the Company’s next loan securitization.

“Our year-to-date total loan growth is 9.5% annualized, which is within our annual target range of 8% to 10%. Year-to-date loan growth, net of loans identified for securitization, stands at 2.1% annualized,” added Mr. Helling. “Given our current pipeline and the ongoing strength of our markets, we are maintaining our loan growth target for the full year 2024 of 8% to 10%, prior to the loan securitizations that we have planned for the year.”

Asset Quality Remains Excellent

The Company’s nonperforming assets (“NPAs”) to total assets ratio was 0.39% on June 30, 2024, increasing modestly from 0.36% on March 31, 2024. NPAs totaled $34.5 million at the end of the second quarter of 2024, a $3.2 million increase from the prior quarter.

Notably, as a leading indicator of asset quality, the Company's total criticized loans were down by $17.1 million on a linked-quarter basis, and the ratio of criticized loans to total loans and leases as of June 30, 2024 improved to 2.41%, as compared to 2.75% as of March 31, 2024.

The Company recorded a total provision for credit losses of $5.5 million during the quarter with $4.3 million related to credit loss expense for loans and $1.2 million related to unfunded commitments. Charge-offs were down significantly in the second quarter of 2024 at $1.8 million, a decrease of $1.8 million, or 50% from the prior quarter.

The increased provision during the quarter was due to strong loan growth and the impact of declining GDP on the Company’s CECL model factors. The increased provision combined with the sharp reduction in charge-offs resulted in an allowance for credit losses to total loans held for investment that was static quarter over quarter at 1.33%.

Continued Strong Capital Levels

As of June 30, 2024, the Company’s total risk-based capital ratio increased to 14.33%, the common equity tier 1 ratio increased to 10.00% and the tangible common equity to tangible assets ratio (“TCE”) (non-GAAP) increased to 9.00%. By comparison, these ratios were 14.30%, 9.91% and 8.94%, respectively, as of March 31, 2024. The Company remains focused on growing capital and targeting TCE (non-GAAP) in the top quartile of its peer group.

The Company’s tangible book value per share (non-GAAP) increased by $1.72, or 15.3% annualized, during the second quarter of 2024. The change in accumulated other comprehensive income was negligible as of the end of the second quarter when comparing to the prior quarter of 2024. Tangible book value per share has grown by $6.66 since June 30, 2023, for an annualized growth rate of nearly 17%. The combination of strong earnings and a modest dividend primarily contributed to the improvement in tangible book value per share (non-GAAP).

Conference Call Details

The Company will host an earnings call/webcast tomorrow, July 25, 2024, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through August 1, 2024. The replay access information is 877-344-7529 (international 412-317-0088); access code 8771212. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank in 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly owned subsidiary, m2 Equipment Finance, LLC, based in Waukesha, Wisconsin, and also provides correspondent banking services. The Company has 36 locations in Iowa, Missouri, Wisconsin and Illinois. As of June 30, 2024, the Company had $8.9 billion in assets, $6.9 billion in loans and $6.8 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business as a result of the upcoming 2024 presidential election or any changes in response to failures of other banks; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversity their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xixi) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contact:

Todd A. Gipple

President

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$92,173	$80,988	$97,123	$104,265	$84,084
Federal funds sold and interest-bearing deposits	102,262	77,020	140,369	80,650	175,012
Securities, net of allowance for credit losses	1,033,199	1,031,861	1,005,528	896,394	882,888
Loans receivable held for sale (1)	246,124	275,344	2,594	278,893	295,057
Loans/leases receivable held for investment	6,608,262	6,372,992	6,540,822	6,327,414	6,084,263
Allowance for credit losses	(87,706)	(84,470)	(87,200)	(87,669)	(85,797)
Intangibles	12,441	13,131	13,821	14,537	15,228
Goodwill	139,027	139,027	139,027	139,027	139,027
Derivatives	194,354	183,888	188,978	291,295	170,294
Other assets	531,855	509,768	497,832	495,251	466,617
Total assets	$8,871,991	$8,599,549	$8,538,894	$8,540,057	$8,226,673

Total deposits	$6,764,667	$6,806,775	$6,514,005	$6,494,852	$6,606,720
Total borrowings	768,671	489,633	718,295	712,126	418,368
Derivatives	221,798	211,677	214,098	320,220	195,841
Other liabilities	180,536	184,122	205,900	184,476	183,055
Total stockholders' equity	936,319	907,342	886,596	828,383	822,689
Total liabilities and stockholders' equity	$8,871,991	$8,599,549	$8,538,894	$8,540,057	$8,226,673

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (2)
Commercial and industrial - revolving	$362,115	$326,129	$325,243	$299,588	$304,617
Commercial and industrial - other	1,370,561	1,374,333	1,390,068	1,381,967	1,308,853
Commercial and industrial - other - LIHTC	92,637	96,276	91,710	105,601	93,700
Total commercial and industrial	1,825,313	1,796,738	1,807,021	1,787,156	1,707,170
Commercial real estate, owner occupied	633,596	621,069	607,365	610,618	609,717
Commercial real estate, non-owner occupied	1,082,457	1,055,089	1,008,892	955,552	963,814
Construction and land development	331,454	410,918	477,424	472,695	437,682
Construction and land development - LIHTC	750,894	738,609	943,101	921,359	870,084
Multi-family	329,239	296,245	284,721	282,541	280,418
Multi-family - LIHTC	1,148,244	1,007,321	711,422	874,439	820,376
Direct financing leases	25,808	28,089	31,164	34,401	32,937
1-4 family real estate	583,542	563,358	544,971	539,931	535,405
Consumer	143,839	130,900	127,335	127,615	121,717
Total loans/leases	$6,854,386	$6,648,336	$6,543,416	$6,606,307	$6,379,320
Less allowance for credit losses	87,706	84,470	87,200	87,669	85,797
Net loans/leases	$6,766,680	$6,563,866	$6,456,216	$6,518,638	$6,293,523

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$20,101	$14,442	$14,973	$16,002	$18,942
Municipal securities	885,046	884,469	853,645	764,017	743,608
Residential mortgage-backed and related securities	54,708	56,071	59,196	57,946	60,958
Asset backed securities	12,721	14,285	15,423	16,326	17,393
Other securities	38,464	40,539	41,115	43,272	43,156
Trading securities	22,362	22,258	22,368	-	-
Total securities (3)	$1,033,402	$1,032,064	$1,006,720	$897,563	$884,057
Less allowance for credit losses	203	203	1,192	1,169	1,169
Net securities	$1,033,199	$1,031,861	$1,005,528	$896,394	$882,888

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$956,445	$955,167	$1,038,689	$1,027,791	$1,101,605
Interest-bearing demand deposits	4,644,918	4,714,555	4,338,390	4,416,725	4,374,847
Time deposits	859,593	875,491	851,950	788,692	765,801
Brokered deposits	303,711	261,562	284,976	261,644	364,467
Total deposits	$6,764,667	$6,806,775	$6,514,005	$6,494,852	$6,606,720

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$135,000	$135,000	$135,000	$135,000	$135,000
Overnight FHLB advances	350,000	70,000	300,000	295,000	-
Other short-term borrowings	1,600	2,700	1,500	470	1,850
Subordinated notes	233,276	233,170	233,064	232,958	232,852
Junior subordinated debentures	48,795	48,763	48,731	48,698	48,666
Total borrowings	$768,671	$489,633	$718,295	$712,126	$418,368

(1)	Loans with a fair value of $243.2 million, $274.8 million, $278.0 million and $291.0 million have been identified for securitization and are included in LHFS at June 30, 2024, March 31, 2024, September 30, 2023 and June 30, 2023 respectively.
(2)	Loan categories with significant LIHTC loan balances have been broken out separately. Total LIHTC balances within the loan/lease portfolio were $2.0 billion at June 30, 2024.
(3)	As of June 30, 2024, March 31, 2024 and December 31, 2023, trading securities consisted of retained beneficial interests acquired in conjunction with Freddie Mac securitizations completed by the Company in 2023.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$119,746	$115,049	$112,248	$108,568	$98,377
Interest expense	63,583	60,350	56,512	53,313	45,172
Net interest income	56,163	54,699	55,736	55,255	53,205
Provision for credit losses	5,496	2,969	5,199	3,806	3,606
Net interest income after provision for credit losses	$50,667	$51,730	$50,537	$51,449	$49,599

Trust fees	$3,103	$3,199	$3,084	$2,863	$2,844
Investment advisory and management fees	1,214	1,101	1,052	947	986
Deposit service fees	1,986	2,022	2,008	2,107	2,034
Gains on sales of residential real estate loans, net	540	382	323	476	500
Gains on sales of government guaranteed portions of loans, net	12	24	24	-	-
Capital markets revenue	17,758	16,457	36,956	15,596	22,490
Securities gains, net	-	-	-	-	12
Earnings on bank-owned life insurance	2,964	868	832	1,807	838
Debit card fees	1,571	1,466	1,561	1,584	1,589
Correspondent banking fees	510	512	465	450	356
Loan related fee income	962	836	845	800	770
Fair value gain (loss) on derivatives and trading securities	51	(163)	(582)	(336)	83
Other	218	154	1,161	299	18
Total noninterest income	$30,889	$26,858	$47,729	$26,593	$32,520

Salaries and employee benefits	$31,079	$31,860	$41,059	$32,098	$31,459
Occupancy and equipment expense	6,377	6,514	6,789	6,228	6,100
Professional and data processing fees	4,823	4,613	4,223	4,456	4,078
FDIC insurance, other insurance and regulatory fees	1,854	1,945	2,115	1,721	1,927
Loan/lease expense	151	378	834	826	652
Net cost of (income from) and gains/losses on operations of other real estate	28	(30)	38	3	-
Advertising and marketing	1,565	1,483	1,641	1,429	1,735
Communication and data connectivity	318	401	449	478	471
Supplies	259	275	333	335	281
Bank service charges	622	568	761	605	621
Correspondent banking expense	363	305	300	232	221
Intangibles amortization	690	690	716	691	765
Payment card processing	706	646	836	733	542
Trust expense	379	425	413	432	337
Other	674	617	431	814	538
Total noninterest expense	$49,888	$50,690	$60,938	$51,081	$49,727

Net income before income taxes	$31,668	$27,898	$37,328	$26,961	$32,392
Federal and state income tax expense	2,554	1,172	4,473	1,840	3,967
Net income	$29,114	$26,726	$32,855	$25,121	$28,425

Basic EPS	$1.73	$1.59	$1.96	$1.50	$1.70
Diluted EPS	$1.72	$1.58	$1.95	$1.49	$1.69

Weighted average common shares outstanding	16,814,814	16,783,348	16,734,080	16,717,303	16,701,950
Weighted average common and common equivalent shares outstanding	16,921,854	16,910,675	16,875,952	16,847,951	16,799,527

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2024	2023

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$234,795	$192,594
Interest expense	123,933	82,579
Net interest income	110,862	110,015
Provision for credit losses	8,465	7,534
Net interest income after provision for credit losses	$102,397	$102,481

Trust fees	$6,302	$5,750
Investment advisory and management fees	2,315	1,865
Deposit service fees	4,008	4,062
Gains on sales of residential real estate loans, net	922	812
Gains on sales of government guaranteed portions of loans, net	36	30
Capital markets revenue	34,215	39,513
Securities losses, net	-	(451)
Earnings on bank-owned life insurance	3,832	1,545
Debit card fees	3,037	3,055
Correspondent banking fees	1,022	747
Loan related fee income	1,798	1,421
Fair value loss on derivatives and trading securities	(112)	(344)
Other	372	357
Total noninterest income	$57,747	$58,362

Salaries and employee benefits	$62,939	$63,462
Occupancy and equipment expense	12,891	12,014
Professional and data processing fees	9,436	7,592
Post-acquisition compensation, transition and integration costs	-	207
FDIC insurance, other insurance and regulatory fees	3,799	3,301
Loan/lease expense	529	1,208
Net cost of (income from) and gains/losses on operations of other real estate	(2)	(67)
Advertising and marketing	3,048	2,972
Communication and data connectivity	719	1,136
Supplies	534	586
Bank service charges	1,190	1,226
Correspondent banking expense	668	431
Intangibles amortization	1,380	1,531
Payment card processing	1,352	1,087
Trust expense	804	551
Other	1,291	1,275
Total noninterest expense	$100,578	$98,512

Net income before income taxes	$59,566	$62,331
Federal and state income tax expense	3,726	6,749
Net income	$55,840	$55,582

Basic EPS	$3.32	$3.32
Diluted EPS	$3.30	$3.29

Weighted average common shares outstanding	16,799,081	16,739,120
Weighted average common and common equivalent shares outstanding	16,916,264	16,870,830

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023

	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,824,985	16,807,056	16,749,254	16,731,646	16,713,853
Book value per common share (1)	$55.65	$53.99	$52.93	$49.51	$49.22
Tangible book value per common share (Non-GAAP) (2)	$46.65	$44.93	$43.81	$40.33	$39.99
Closing stock price	$60.00	$60.74	$58.39	$48.52	$41.03
Market capitalization	$1,009,499	$1,020,861	$977,989	$811,819	$685,769
Market price / book value	107.82%	112.51%	100.31%	98.00%	83.36%
Market price / tangible book value	128.62%	135.18%	133.29%	120.30%	102.59%
Earnings per common share (basic) LTM (3)	$6.78	$6.75	$6.78	$6.65	$6.89
Price earnings ratio LTM (3)	8.85 x	9.00 x	8.61 x	7.30 x	5.96 x
TCE / TA (Non-GAAP) (4)	9.00%	8.94%	8.75%	8.05%	8.28%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$907,342	$886,596	$828,383	$822,689	$801,494
Net income	29,114	26,726	32,855	25,121	28,425
Other comprehensive income (loss), net of tax	(368)	(5,373)	25,363	(19,415)	(6,336)
Common stock cash dividends declared	(1,008)	(1,008)	(1,004)	(1,003)	(1,003)
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	-	-	-	-	(967)
Other (5)	1,239	401	999	991	1,076
Ending balance	$936,319	$907,342	$886,596	$828,383	$822,689

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.33%	14.30%	14.29%	14.48%	14.64%
Tier 1 risk-based capital ratio	10.58%	10.50%	10.27%	10.30%	10.34%
Tier 1 leverage capital ratio	10.41%	10.33%	10.03%	9.92%	10.06%
Common equity tier 1 ratio	10.00%	9.91%	9.67%	9.68%	9.70%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.34%	1.25%	1.53%	1.21%	1.44%	1.30%	1.42%
Return on average total equity (annualized)	12.72%	11.83%	15.35%	11.95%	13.97%	12.32%	13.91%
Net interest margin	2.82%	2.82%	2.90%	2.89%	2.93%	2.82%	3.05%
Net interest margin (TEY) (Non-GAAP)(7)	3.27%	3.25%	3.32%	3.31%	3.29%	3.26%	3.40%
Efficiency ratio (Non-GAAP) (8)	57.31%	62.15%	58.90%	62.41%	58.01%	59.65%	58.51%
Gross loans/leases held for investment / total assets	74.48%	74.11%	76.60%	74.09%	73.96%	74.48%	77.54%
Gross loans/leases held for investment / total deposits	97.69%	93.63%	100.41%	97.42%	92.09%	97.69%	96.56%
Effective tax rate	8.06%	4.20%	11.98%	6.82%	12.25%	6.26%	10.83%
Full-time equivalent employees (9)	988	986	996	987	1009	988	1009

AVERAGE BALANCES
Assets	$8,776,002	$8,550,855	$8,535,732	$8,287,813	$7,924,597	$8,663,429	$7,915,763
Loans/leases	6,779,075	6,598,614	6,483,572	6,476,512	6,219,980	6,688,844	6,192,700
Deposits	6,687,188	6,595,453	6,485,154	6,342,339	6,292,481	6,641,324	6,236,374
Total stockholders' equity	921,986	903,371	852,163	837,734	816,882	912,679	805,845

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	The increase in full-time equivalent employees in the second quarter of 2023 and the subsequent decline in the third quarter of 2023 includes 19 summer interns

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$13,065	$183	5.54%	$19,955	$269	5.42%	$16,976	$223	5.27%
Interest-bearing deposits at financial institutions	80,998	1,139	5.66%	91,557	1,200	5.27%	90,814	1,123	4.96%
Investment securities - taxable	377,747	4,286	4.53%	373,540	4,261	4.55%	342,991	3,693	4.30%
Investment securities - nontaxable (1)	704,761	9,462	5.37%	685,969	9,349	5.45%	577,494	6,217	4.31%
Restricted investment securities	43,398	869	7.92%	38,085	674	7.00%	35,031	506	5.71%
Loans (1)	6,779,075	112,719	6.69%	6,598,614	107,673	6.56%	6,219,980	93,159	6.01%
Total earning assets (1)	$7,999,044	$128,658	6.46%	$7,807,720	$123,426	6.35%	$7,283,286	$104,921	5.78%

Interest-bearing deposits	$4,649,625	$40,924	3.54%	$4,529,325	$39,072	3.47%	$3,965,592	$27,227	2.75%
Time deposits	1,091,870	12,128	4.47%	1,107,622	12,345	4.48%	1,190,440	11,219	3.78%
Short-term borrowings	1,622	21	5.18%	1,763	23	5.16%	1,980	34	6.82%
Federal Home Loan Bank advances	464,231	6,238	5.32%	355,220	4,738	5.28%	211,593	2,653	4.96%
Subordinated debentures	233,207	3,582	6.14%	233,101	3,480	5.97%	232,782	3,303	5.68%
Junior subordinated debentures	48,774	688	5.58%	48,742	692	5.62%	48,647	738	6.00%
Total interest-bearing liabilities	$6,489,329	$63,581	3.93%	$6,275,773	$60,350	3.86%	$5,651,034	$45,174	3.20%

Net interest income (1)		$65,077			$63,076			$59,747
Net interest margin (2)			2.82%			2.82%			2.93%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.27%			3.25%			3.29%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.26%			3.24%			3.28%

	For the Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$16,510	$452	5.41%	$18,119	$457	5.09%
Interest-bearing deposits at financial institutions	86,277	2,339	5.45%	82,246	1,945	4.77%
Investment securities - taxable	375,644	8,546	4.54%	337,844	7,059	4.17%
Investment securities - nontaxable (1)	695,365	18,813	5.41%	598,244	13,009	4.35%
Restricted investment securities	40,742	1,543	7.49%	36,391	1,018	5.56%
Loans (1)	6,688,844	220,392	6.63%	6,192,700	181,707	5.92%
Total earning assets (1)	$7,903,382	$252,085	6.41%	$7,265,544	$205,195	5.69%

Interest-bearing deposits	$4,589,479	$80,027	3.51%	$4,016,217	$51,003	2.56%
Time deposits	1,099,746	24,473	4.48%	1,031,062	17,222	3.37%
Short-term borrowings	1,688	44	5.19%	4,642	132	5.75%
Federal Home Loan Bank advances	409,725	10,977	5.30%	253,729	6,174	4.84%
Subordinated debentures	233,154	7,062	6.06%	232,731	6,615	5.68%
Junior subordinated debentures	48,758	1,381	5.60%	48,630	1,433	5.86%
Total interest-bearing liabilities	$6,382,550	$123,964	3.90%	$5,587,011	$82,579	2.97%

Net interest income (1)		$128,121			$122,616
Net interest margin (2)			2.82%			3.05%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.26%			3.40%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.24%			3.38%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$84,470	$87,200	$87,669	$85,797	$86,573
Change in ACL for transfer of loans to LHFS	498	(3,377)	266	175	(2,277)
Credit loss expense	4,343	3,736	2,519	3,260	3,313
Loans/leases charged off	(1,751)	(3,560)	(3,354)	(1,816)	(1,947)
Recoveries on loans/leases previously charged off	146	471	100	253	135
Ending balance	$87,706	$84,470	$87,200	$87,669	$85,797

NONPERFORMING ASSETS
Nonaccrual loans/leases	$33,546	$29,439	$32,753	$34,568	$26,062
Accruing loans/leases past due 90 days or more	87	142	86	-	83
Total nonperforming loans/leases	33,633	29,581	32,839	34,568	26,145
Other real estate owned	369	784	1,347	120	-
Other repossessed assets	512	962	-	-	-
Total nonperforming assets	$34,514	$31,327	$34,186	$34,688	$26,145

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.39%	0.36%	0.40%	0.41%	0.32%
ACL for loans and leases / total loans/leases held for investment	1.33%	1.33%	1.33%	1.39%	1.41%
ACL for loans and leases / nonperforming loans/leases	260.77%	285.55%	265.54%	253.61%	328.16%
Net charge-offs as a % of average loans/leases	0.02%	0.05%	0.05%	0.02%	0.03%

INTERNALLY ASSIGNED RISK RATING (1) (2)
Special mention	$85,096	$111,729	$125,308	$128,052	$117,761
Substandard (3)	80,345	70,841	70,425	72,550	67,192
Doubtful (3)	-	-	-	-	-
Total Criticized loans (4)	$165,441	$182,570	$195,733	$200,602	$184,953

Classified loans as a % of total loans/leases (3)	1.17%	1.07%	1.08%	1.10%	1.05%
Total Criticized loans as a % of total loans/leases (4)	2.41%	2.75%	2.99%	3.04%	2.90%

(1)	During the first quarter of 2024, the Company revised the risk rating scale used for credit quality monitoring.
(2)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass for the government guaranteed portion.
(3)	Classified loans are defined as loans with internally assigned risk ratings of 10 or 11 (7 or 8 prior to January 1, 2024), regardless of performance and include loans identified as Substandard or Doubtful.

(4)	Total Criticized loans are defined as loans with internally assigned risk ratings of 9, 10, or 11 (6, 7, or 8 prior to January 1, 2024), regardless of performance and include loans identified as Special Mention, Substandard, or Doubtful.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2024	2024	2023	2024	2023

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,559,049	$2,618,727	$2,611,832
m2 Equipment Finance, LLC	359,012	350,801	322,838
Cedar Rapids Bank and Trust	2,428,267	2,423,936	2,389,623
Community State Bank	1,531,109	1,445,230	1,332,966
Guaranty Bank	2,369,754	2,327,985	2,179,844

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,100,520	$2,161,515	$2,166,249
Cedar Rapids Bank and Trust	1,721,564	1,757,353	1,791,861
Community State Bank	1,188,551	1,187,926	1,073,907
Guaranty Bank	1,791,448	1,743,514	1,653,299

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$2,107,605	$2,046,038	$1,925,162
m2 Equipment Finance, LLC	363,897	354,815	328,479
Cedar Rapids Bank and Trust	1,736,438	1,680,127	1,728,280
Community State Bank	1,162,686	1,113,070	1,025,844
Guaranty Bank	1,847,658	1,809,101	1,700,034

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	100%	95%	89%
Cedar Rapids Bank and Trust	101%	96%	96%
Community State Bank	98%	94%	96%
Guaranty Bank	103%	104%	103%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	82%	78%	74%
Cedar Rapids Bank and Trust	72%	69%	72%
Community State Bank	76%	77%	77%
Guaranty Bank	78%	78%	78%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.43%	1.40%	1.44%
m2 Equipment Finance, LLC	3.86%	3.75%	3.46%
Cedar Rapids Bank and Trust	1.38%	1.34%	1.41%
Community State Bank	1.08%	1.12%	1.27%
Guaranty Bank	1.13%	1.15%	0.22%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	0.88%	0.79%	0.82%	0.84%	1.02%
Cedar Rapids Bank and Trust	2.94%	3.09%	3.52%	3.01%	3.30%
Community State Bank	1.26%	1.25%	1.42%	1.25%	1.46%
Guaranty Bank	1.42%	0.88%	0.97%	1.15%	0.99%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.39%	3.31%	3.28%	3.35%	3.36%
Cedar Rapids Bank and Trust	3.75%	3.77%	3.69%	3.76%	3.86%
Community State Bank	3.72%	3.75%	3.90%	3.74%	3.94%
Guaranty Bank (3)	2.99%	2.98%	3.10%	2.99%	3.30%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$-	$-	$-	$-	$(8)
Community State Bank	(1)	(1)	(1)	(2)	70
Guaranty Bank	301	396	168	697	965
QCR Holdings, Inc. (4)	(32)	(32)	(33)	(64)	(65)

(1)	Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% federal tax rate.
(3)	Guaranty Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 2.86% for the quarter ended June 30, 2024, 2.91% for the quarter ended March 31, 2024 and 3.11 for the quarter ended June 30, 2023.
(4)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2024	2024	2023	2023	2023

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$936,319	$907,342	$886,596	$828,383	$822,689
Less: Intangible assets	151,468	152,158	152,848	153,564	154,255
Tangible common equity (non-GAAP)	$784,851	$755,184	$733,748	$674,819	$668,434

Total assets (GAAP)	$8,871,991	$8,599,549	$8,538,894	$8,540,057	$8,226,673
Less: Intangible assets	151,468	152,158	152,848	153,564	154,255
Tangible assets (non-GAAP)	$8,720,523	$8,447,391	$8,386,046	$8,386,493	$8,072,418

Tangible common equity to tangible assets ratio (non-GAAP)	9.00%	8.94%	8.75%	8.05%	8.28%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
ADJUSTED NET INCOME (1)	2024	2024	2023	2023	2023	2024	2023

	(dollars in thousands, except per share data)
Net income (GAAP)	$29,114	$26,726	$32,855	$25,121	$28,425	$55,840	$55,582

Less non-core items (post-tax) (2):
Income:
Securities gains (losses), net	-	-	-	-	9	-	(356)
Fair value gain (loss) on derivatives, net	(145)	(144)	(460)	(265)	66	(288)	(272)
Total non-core income (non-GAAP)	$(145)	$(144)	$(460)	$(265)	$75	$(288)	$(628)

Expense:
Post-acquisition compensation, transition and integration costs	-	-	-	-	-	-	164
Total non-core expense (non-GAAP)	$-	$-	$-	$-	$-	$-	$164

Adjusted net income (non-GAAP) (1)	$29,259	$26,870	$33,315	$25,386	$28,350	$56,128	$56,374

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$29,259	$26,870	$33,315	$25,386	$28,350	$56,128	$56,374

Weighted average common shares outstanding	16,814,814	16,783,348	16,734,080	16,717,303	16,701,950	16,799,081	16,739,120
Weighted average common and common equivalent shares outstanding	16,921,854	16,910,675	16,875,952	16,847,951	16,799,527	16,916,264	16,870,830

Adjusted earnings per common share (non-GAAP):
Basic	$1.74	$1.60	$1.99	$1.52	$1.70	$3.34	$3.37
Diluted	$1.73	$1.59	$1.97	$1.51	$1.69	$3.32	$3.34

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$29,259	$26,870	$33,315	$25,386	$28,350	$56,128	$56,374

Average Assets	$8,776,002	$8,550,855	$8,535,732	$8,287,813	$7,924,597	$8,663,429	$7,915,763

Adjusted return on average assets (annualized) (non-GAAP)	1.33%	1.26%	1.56%	1.23%	1.43%	1.30%	1.42%
Adjusted return on average equity (annualized) (non-GAAP)	12.69%	11.90%	15.64%	12.12%	13.88%	12.30%	13.99%

NET INTEREST MARGIN (TEY) (3)

Net interest income (GAAP)	$56,163	$54,699	$55,736	$55,255	$53,205	$110,862	$110,015
Plus: Tax equivalent adjustment (4)	8,914	8,377	7,954	7,771	6,542	17,259	12,601
Net interest income - tax equivalent (Non-GAAP)	$65,077	$63,076	$63,690	$63,026	$59,747	$128,121	$122,616
Less: Acquisition accounting net accretion	268	363	673	539	134	631	962
Adjusted net interest income	$64,809	$62,713	$63,017	$62,487	$59,613	$127,490	$121,654

Average earning assets	$7,999,044	$7,807,720	$7,631,035	$7,573,785	$7,283,286	$7,903,382	$7,265,544

Net interest margin (GAAP)	2.82%	2.82%	2.90%	2.89%	2.93%	2.82%	3.05%
Net interest margin (TEY) (Non-GAAP)	3.27%	3.25%	3.32%	3.31%	3.29%	3.26%	3.40%
Adjusted net interest margin (TEY) (Non-GAAP)	3.26%	3.24%	3.29%	3.28%	3.28%	3.24%	3.38%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$49,888	$50,690	$60,938	$51,081	$49,727	$100,578	$98,512

Net interest income (GAAP)	$56,163	$54,699	$55,736	$55,255	$53,205	$110,862	$110,015
Noninterest income (GAAP)	30,889	26,858	47,729	26,593	32,520	57,747	58,362
Total income	$87,052	$81,557	$103,465	$81,848	$85,725	$168,609	$168,377

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	57.31%	62.15%	58.90%	62.41%	58.01%	59.65%	58.51%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Non-core or nonrecurring items (post-tax) are calculated using an estimated effective federal tax rate of 21%.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(4)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.